UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 30, 2007
Date of Report (Date of earliest event reported)
BackWeb Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092
(Address of principal executive offices, including zip code)
(972) 3-6118800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Change in Control Agreement with Bill Heye
     On April 30, 2007, BackWeb Technologies Ltd. (the “Company”) entered into an agreement with Bill Heye, the Company’s Chief Executive Officer, that provides for certain benefits to Mr. Heye in the event of a change in control of the Company (the “Change-in-Control Agreement”). The Change-in-Control Agreement provides that in the event the Company is Acquired (as defined in the Change-in-Control Agreement), all of Mr. Heye’s outstanding stock options will accelerate in full and become 100% vested. However, if the acquiring entity requests that Mr. Heye remain employed at the Company (or its successor) for a period of time (not to exceed nine months) post-acquisition, then the acceleration of Mr. Heye’s options will be conditioned on him continuing his employment for the requested period. If the acquiror makes such a request of Mr. Heye, the offered position must be at a salary and bonus level not less than he was receiving at the time of the acquisition, at a location not more than 20 miles from his pre-acquisition place of employment, and in a capacity not materially different from his position at the time of the acquisition (subject to any reasonable changes incident to the acquisition). If such a request is made by the acquiror, the acceleration of Mr. Heye’s options will occur at the earlier of (i) the conclusion of such nine-month period (regardless of whether Mr. Heye continues to work for the Company thereafter) or (ii) the termination of Mr. Heye employment by the Company (or its successor) without Cause (as defined in the Change-in-Control Agreement); however, no such acceleration will occur if Mr. Heye voluntarily leaves his employment during such nine-month period.
     If the Company (or its successor) at any time terminates Mr. Heye’s employment for any reason (whether or not in connection with an acquisition), other than for Cause, he will be entitled to six months base pay, plus one month base pay for every year he served as the Company’s Chief Executive Officer, as a severance package, provided that the severance package will be capped at 12 months.
     The above description of the Change-in-Control Agreement is qualified in its entirety by the Change-in-Control Agreement that is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Entry into Indemnification Agreements
     On April 30, 2007, the Company entered into indemnification agreements with each of its directors, including Mr. Heye (the “Indemnification Agreements”).
     The Indemnification Agreements indemnify the Company’s directors to the fullest extent permitted by applicable law for any liability and reasonable legal expense that may be imposed on them for actions, or failures to act, in their capacity as directors of the Company or its subsidiaries. The Company is also be obligated to advance an amount estimated to cover the director’s reasonable legal expenses, including attorneys’ fees, with respect to which they would be entitled to be indemnified. The Company’s advance indemnification undertaking is limited to specified categories of liability, which are described in Schedule A to the Indemnification Agreements, and the maximum amount that the Company would be required to indemnify any director for any category is limited to $20 million. In addition, the Indemnification Agreements require that the Company maintain directors’ and officers’ liability insurance for the benefit of its directors, providing coverage in an amount as determined by the Board of Directors.

     The above description of the Indemnification Agreements is qualified in its entirety by the form of Indemnification Agreement that is attached to this report as Exhibit 99.2 and is incorporated herein by reference.
Company Performance Bonus Plan for 2007
     On April 30, 2007, the compensation committee of the Company’s board of directors approved the Company’s Performance Bonus Plan (the “Plan”) for 2007. Executive officers and certain other employees are eligible to receive bonuses under the Plan. Payments under the Plan are based upon BackWeb meeting certain specified milestones related to (i) profitability and cash flow, (ii) Company strategic goals and (iii) the Company’s Offline Service for application business partners. An addition to the Plan for 2007 is a range of performance achievement rather than a binary completion assessment. Mr. Heye’s bonus potential for 2007 is within a range of $30,000 to $235,000.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	Item 99.1	The Change-in-Control Agreement

	Item 99.2	The form of Indemnification Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.

Date: May 4, 2007	By:	/s/ Ken Holmes

Ken Holmes
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Item 99.1	The Change-in-Control Agreement

Item 99.2	The form of Indemnification Agreement